EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 (AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Ambient Corporation (the "Company") on Form 10-Q for the quarter ended September 30, 2011 (the "Report") filed with the Securities and Exchange Commission, we, John J. Joyce, President and Chief Executive Officer of the Company and Mark L. Fidler, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

Date: November 8, 2011

By:	/s/ John J. Joyce
John J. Joyce
President and Chief Executive Officer

By:	/s/ Mark L. Fidler
Mark L. Fidler
Vice President, Chief Financial Officer and Treasurer

A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.